UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 24, 2020
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2020, Novan, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell and issue, in a registered direct offering priced at the market, an aggregate of 18,604,652 shares of the Company’s common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof). The purchase price for each share of common stock was $0.43, and the price for each pre-funded warrant was $0.4299. Each pre-funded warrant has an exercise price of $0.0001 per share. The pre-funded warrants are exercisable immediately upon issuance until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants and the placement agent warrants (described below) sold in this offering (collectively, the “warrants”). The warrants are subject to certain limitations on beneficial ownership. The shares of common stock of the Company are listed on the Nasdaq Global Market. There is no established public trading market for the warrants and the Company does not expect a market to develop. The offering closed on March 26, 2020.

The net proceeds to the Company from the offering are approximately $7.2 million after deducting the fees and commissions and estimated offering expenses payable by the Company, and excluding any proceeds the Company may receive upon exercise of the warrants.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the offering. In connection with Wainwright’s services as exclusive placement agent, the Company paid Wainwright a cash fee equal to 7% of the gross proceeds of the offering. The Company has also agreed to pay H.C. Wainwright & Co. an expense allowance consisting of (a) a management fee equal to 1.0% of the gross proceeds raised in the offering, (b) $25,000 for non-accountable expenses, (c) up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses and (d) $12,900 clearing fees. In addition, the Company agreed to issue to Wainwright warrants to purchase up to 3% of the aggregate number of the shares and shares underlying the pre-funded warrants sold in this offering. The placement agent warrants have an exercise price equal to $0.5375, which is equal to 125% of the price per share for the shares of common stock sold in this offering, and will be exercisable for five years from the date of issuance.

The offering of the securities described above is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-220761) filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2017, and declared effective on October 10, 2017. The Company has filed a prospectus supplement, dated as of March 24, 2020, with the SEC relating to the issuance and sale of the shares of common stock, the warrants and the shares of common stock issuable upon exercise of the warrants.

Copies of the form of Purchase Agreement, the form of pre-funded warrant and the form of placement agent warrant are filed as Exhibits 10.1, 4.1 and 4.2, respectively. The foregoing descriptions of the terms of the Purchase Agreement, the form of pre-funded warrant and the form of placement agent warrant are qualified in their entirety by reference to such exhibits. A copy of the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. relating to the legality of the issuance and sale of the shares of common stock, the warrants and the shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
10.1	Securities Purchase Agreement, dated March 24, 2020, by and between the Company and each Purchaser thereto
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: March 26, 2020	By:	/s/ John M. Gay
John M. Gay
Vice President, Finance